UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – MARCH 22, 2011

ARDENT MINES LIMITED
(Exact name of Registrant as specified in its charter)

NEVADA	000-50994	88-0471870
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation)	File Number)	Identification Number)

100 Wall Street, 21st Floor
New York, NY 10005
(Address of principal executive offices)

561-989-3200
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Urmas Turu as a Director of Ardent Mines Limited

Effective as of March 22, 2011, Mr. Urmas Turu has resigned as a member of the Board of Directors of Ardent Mines Limited (the “Company”).  Mr. Turu has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ARDENT MINES LIMITED

By:	/s/ Leonardo Alberto Riera
	Name:	Leonardo Alberto Riera
	Title:	President

Date: March 22, 2011